Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Announces $350 Million Share Repurchase Authorization

PHOENIX, Ariz. – (Globe Newswire) – February 22, 2018 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ended December 31, 2017.  The company also announced that its Board of Directors has authorized the company to repurchase, on a discretionary basis, up to an additional $350 million of its outstanding common stock through December 2019.

Fourth Quarter Highlights:

•	Net sales of $1.1 billion; a 16% increase from the same period in 2016
•	Comparable store sales growth of 4.6% and two-year comparable store sales growth of 5.3%
•	Net income of $40 million; a 133% increase from the same period in 2016
•	Diluted earnings per share of $0.29; a 142% increase from the same period in 2016
•	Excluding the non-cash benefit of $18.7 million related to the enactment of the Tax Cuts and Jobs Act (1), diluted earnings per share of $0.16; a 33% increase from the same period in 2016

Fiscal Year 2017 Highlights:

•	Net sales of $4.7 billion; a 15% increase from the same period in 2016
•	Comparable store sales growth of 2.9% and two-year comparable store sales growth of 5.6%
•	Net income of $158 million; a 27% increase from the same period in 2016
•	Diluted earnings per share of $1.15; a 39% increase from the same period in 2016
•	Excluding the non-cash benefit of $18.7 million related to the enactment of the Tax Cuts and Jobs Act (1), diluted earnings per share of $1.01; a 22% increase from the same period in 2016
•	Repurchased 9.7 million common shares in fiscal 2017 for a total investment of $203 million

“Sprouts’ position of strength continues to grow, demonstrated by 4.6% comparable store sales growth for the fourth quarter of 2017 and exceptional EPS growth of 22% for the year,” said Amin Maredia, chief executive officer of Sprouts Farmers Market. “This is an exciting time for Sprouts, as we continue to capitalize on our differentiations of health and value while expanding on our opportunities in product innovation, in-store and digital customer experiences, team member development and technology initiatives to drive operational efficiencies.”

Fourth Quarter 2017 Financial Results

Net sales for the fourth quarter of 2017 were $1.1 billion, a 16% increase compared to the same period in 2016. Net sales growth was driven by a 4.6% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the quarter increased 17% to $324 million, resulting in a gross profit margin of 28.4%, an increase of 20 basis points compared to the same period in 2016.  This improvement was primarily driven by cycling a heightened promotional environment in the fourth quarter of 2016, in addition to leverage from increased comparable store sales.

Direct store expense (“DSE”) for the quarter increased 17% to $248 million, or 21.6% of sales, compared to 21.4% in the same period in 2016.  This deleverage is primarily driven by higher benefit costs and depreciation, partially offset by labor productivity improvement.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 8% to $38 million, or 3.3% of sales, compared to 3.6% in the same period in 2016. This primarily reflects cycling the costs in 2016 associated with our former Executive Chairman of the Board’s retirement and higher bonus expense.

Net income for the quarter was $40 million and diluted earnings per share was $0.29.  During the fourth quarter of 2017 we recorded $18.7 million of income tax benefit related to the Tax Cuts and Jobs Act (1). Excluding this benefit, net income was $21 million, a 24% increase compared to net income for the same period in 2016 and diluted earnings per share was $0.16, an increase of $0.04 or 33%, as compared to diluted earnings per share for the same period in 2016. This increase was driven by higher sales and margins, a lower effective tax rate, and fewer shares outstanding due to our repurchase program.

Fiscal Year 2017 Financial Results

Net sales for the fiscal year 2017 were $4.7 billion, a 15% increase compared to 2016.  Net sales growth was driven by a 2.9% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the year increased 14% to $1.4 billion, resulting in a gross profit margin of 28.9%, a decrease of 30 basis points compared to 2016. This primarily reflects the competitive environment earlier in the year as well as higher occupancy costs, partially offset by leverage from increased comparable store sales.

DSE for the year increased 16% to $963 million, or 20.6% of sales, compared to 20.5% in 2016.  This primarily reflects higher benefit costs and depreciation, partially offset by labor productivity improvement and operating efficiencies.

SG&A for the year increased 17% to $148 million, or 3.2% of sales, compared to 3.1% in 2016.  This primarily reflects higher bonus expense due to improved company performance.

Net income for the year was $158 million and diluted earnings per share was $1.15. During the fourth quarter of 2017 we recorded $18.7 million of income tax benefit related to Tax Cuts and Jobs Act (1). Excluding this benefit, net income was $140 million, a 12% increase compared to net income for 2016 and diluted earnings per share was $1.01, an increase of $0.18 or 22%, as compared to diluted earnings per share for 2016.  This increase was driven by higher sales and margins, a lower effective tax rate, and fewer shares outstanding due to our repurchase program.

Growth and Development

During the fourth quarter of 2017, we opened 3 new stores, all in California. For fiscal 2017, we opened 32 new stores which resulted in a total of 285 stores in 15 states as of December 31, 2017.

Leverage and Liquidity

We generated cash from operations of $310 million in fiscal 2017 and invested $186 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we repurchased 9.7 million shares of common stock for a total investment of $203 million in fiscal 2017. We ended the year with a $348 million balance on our revolving credit facility, $28 million of letters of credit outstanding under the facility, $19 million in cash and cash equivalents, and $127 million available under our current share repurchase authorization.  Subsequent to the end of the year and through February 20, 2018, we have repurchased 1.2 million shares of common stock for a total investment of $30 million. Our Board of Directors has authorized us to repurchase, on a discretionary basis, up to an additional $350 million of our outstanding common stock through December, 2019 for an aggregate authorization of $447 million.

2018 Outlook

With the savings from the Tax Cuts and Jobs Act (1), we will be investing $10 million, or approximately one third of our tax savings in team member wages and benefits.  The following provides information on our guidance for 2018:

Full-Year 2018 Current Guidance
Net sales growth	11.5% to 12.5%
Unit growth	Approximately 30 stores
Comparable store sales growth	2.5% to 3.5%
Diluted earnings per share	$1.22 to $1.28
Effective tax rate	19% to 20% (2)
Capital expenditures	$165M to $170M
(net of landlord reimbursements)

Footnotes

(1)   The legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017 and lowers U.S. corporate income tax. The estimated fourth quarter 2017 impact of the Tax Act was a benefit to income tax expense of $18.7 million. The final impact of the Tax Act may differ from these estimates due to, among other things, changes in interpretations and assumptions made by Sprouts, additional guidance that may be issued by the U.S. Department of the Treasury, and actions that Sprouts may take.  For a reconciliation of net income and diluted earnings per share to net income and diluted earnings per share excluding the one-time benefit of the Tax Act, see the Non-GAAP Financial Measures table below.

(2)

The lower effective tax rate is due to the Tax Act and the 2017 change in accounting standards related to the recognition of excess tax benefits for stock-based compensation and the associated effect of actual and estimated option exercises for the year.

Fourth Quarter 2017 Conference Call

We will hold a conference call at 8 a.m. Mountain Standard Time (10 a.m. Eastern Daylight Time) on Thursday, February 22, 2018, during which Sprouts executives will further discuss our fourth quarter and fiscal year 2017 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 9074169

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 9074169.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. specializes in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Headquartered in Phoenix, Arizona, Sprouts employs more than 27,000 team members and operates in nearly 300 stores in 15 states from coast to coast. Visit about.sprouts.com for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-two Weeks Ended	Fifty-two Weeks Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Net sales	$1,143,933	$985,700	$4,664,612	$4,046,385
Cost of sales, buying and occupancy	819,489	707,522	3,314,487	2,864,379
Gross profit	324,444	278,178	1,350,125	1,182,006
Direct store expenses	247,558	211,126	962,894	828,943
Selling, general and administrative expenses	38,096	35,447	148,408	126,929
Store pre-opening costs	1,572	1,349	11,627	12,974
Store closure and other costs	134	69	1,126	228
Income from operations	37,084	30,187	226,070	212,932
Interest expense	(5,730)	(3,809)	(21,177)	(14,794)
Other income	237	128	625	454
Income before income taxes	31,591	26,506	205,518	198,592
Income tax benefit (provision)	8,108	(9,501)	(47,078)	(74,286)
Net income	$39,699	$17,005	$158,440	$124,306
Net income per share:
Basic	$0.30	$0.12	$1.17	$0.84
Diluted	$0.29	$0.12	$1.15	$0.83
Weighted average shares outstanding:
Basic	132,408	141,638	135,169	147,311
Diluted	134,795	143,950	137,884	149,653

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2017	January 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$19,479	$12,465
Accounts receivable, net	25,893	25,228
Inventories	229,542	204,464
Prepaid expenses and other current assets	24,593	21,869
Total current assets	299,507	264,026
Property and equipment, net of accumulated depreciation	713,031	604,660
Intangible assets, net of accumulated amortization	196,205	197,608
Goodwill	368,078	368,078
Other assets	4,782	5,521
Total assets	$1,581,603	$1,439,893
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$244,853	$213,926
Accrued salaries and benefits	45,623	32,859
Current portion of capital and financing lease obligations	9,238	12,370
Total current liabilities	299,714	259,155
Long-term capital and financing lease obligations	125,489	117,366
Long-term debt	348,000	255,000
Other long-term liabilities	130,640	116,200
Deferred income tax liability	27,066	19,263
Total liabilities	930,909	766,984
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 132,823,981 shares issued and outstanding, December 31, 2017; 140,256,313 shares issued and outstanding, January 1, 2017	132	140
Additional paid-in capital	620,788	597,269
Accumulated other comprehensive loss	(784)	-
Retained earnings	30,558	75,500
Total stockholders' equity	650,694	672,909
Total liabilities and stockholders' equity	$1,581,603	$1,439,893

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fifty-two Weeks Ended	Fifty-two Weeks Ended
	December 31, 2017	January 1, 2017
Cash flows from operating activities
Net income	$158,440	$124,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	96,744	80,414
Accretion of asset retirement obligation and closed store reserve	243	309
Amortization of financing fees and debt issuance costs	463	463
Loss on disposal of property and equipment	1,623	439
Equity-based compensation	14,221	13,399
Deferred income taxes	7,803	20,663
Changes in operating assets and liabilities:
Accounts receivable	(4,920)	(4,803)
Inventories	(25,079)	(39,030)
Prepaid expenses and other current assets	(2,733)	1,419
Other assets	(114)	13,018
Accounts payable and other accrued liabilities	39,244	22,118
Accrued salaries and benefits	12,764	2,142
Other long-term liabilities	10,868	19,494
Cash flows from operating activities	309,567	254,351
Cash flows used in investing activities
Purchases of property and equipment	(198,624)	(181,018)
Proceeds from sale of property and equipment	30	706
Purchase of leasehold interests	—	(491)
Cash flows used in investing activities	(198,594)	(180,803)
Cash flows used in financing activities
Proceeds from revolving credit facility	153,000	105,000
Payments on revolving credit facility	(60,000)	(10,000)
Payments on capital and financing lease obligations	(4,192)	(4,364)
Cash from landlords related to financing lease obligations	1,325	—
Repurchase of common stock	(203,392)	(294,265)
Proceeds from exercise of stock options	9,300	2,740
Excess tax benefit for exercise of stock options	—	3,737
Cash flows used in financing activities	(103,959)	(197,152)
Increase / (Decrease) in cash and cash equivalents	7,014	(123,604)
Cash and cash equivalents at beginning of the period	12,465	136,069
Cash and cash equivalents at the end of the period	$19,479	$12,465

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA. This measure is not in accordance with, and is not intended as an alternative to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the company and as a component of incentive compensation. The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.

In addition, the Company has presented net income and diluted earnings per share excluding the one-time benefit of the Tax Act.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and fifty-two weeks ended December 31, 2017 and January 1, 2017 and a reconciliation of net income and diluted earnings per share to net income and diluted earnings per share excluding the one-time benefit of the Tax Act for the thirteen and fifty-two weeks ended December 31, 2017:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-two Weeks Ended	Fifty-two Weeks Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Net income	$39,699	$17,005	$158,440	$124,306
Income tax (benefit) provision	(8,108)	9,501	47,078	74,286
Interest expense, net	5,729	3,808	21,176	14,791
Earnings before interest and taxes (EBIT)	37,320	30,314	226,694	213,383
Depreciation, amortization and accretion	25,944	20,489	96,987	80,723
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$63,264	$50,803	$323,681	$294,106

Net income	$39,699	$17,005	$158,440	$124,306
Plus: One Time Benefit of the Tax Act (1)	(18,692)		(18,692)
Net income excluding One Time Benefit of the Tax Act	$21,007	$17,005	$139,748	$124,306

Diluted earnings per share excluding One Time Benefit of the Tax Act	$0.16	$0.12	$1.01	$0.83

Diluted Weighted Average Shares Outstanding	134,795	143,950	137,884	149,653

(1)

The estimated fourth quarter 2017 impact of the Tax Act was a benefit to income tax expense of $18.7 million. The final impact of the Tax Act may differ from these estimates due to, among other things, changes in interpretations and assumptions made by Sprouts, additional guidance that may be issued by the U.S. Department of the Treasury, and actions that Sprouts may take.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

2/22/18